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                                                                   Exhibit 10(p)


                              THE GILLETTE COMPANY
                            SUPPLEMENTAL SAVINGS PLAN
               (as amended and restated effective January 1, 1997)
               ---------------------------------------------------
               (with amendments adopted through September 4, 2001)
               ---------------------------------------------------



1. Purpose. The Gillette Company Supplemental Savings Plan (the "Plan") has been adopted by The Gillette Company (the "Company") to provide additional benefits to certain employees of the Company and its Participating Subsidiaries whose benefits under The Gillette Company Employees' Savings Plan (the "Savings Plan") have been limited by the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), in order to provide that the total benefits payable under this Plan and the Savings Plan shall be approximately equal to the amount of benefits which would have accrued under the Savings Plan for such employees had such limitations imposed by the Code not been in effect.

     The Plan document as amended and restated herein is a continuation of The Gillette Company Supplemental Savings Plan for Contributions Prior to May 1, 1991 and The Gillette Company Supplemental Savings Plan for Contributions After April 30, 1991.

     The Plan is intended to constitute an "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an unfunded plan of deferred compensation described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and in Sections 3121(v)(2) and 3306(r)(2) of the Code.

2. Eligible Employees. Employees eligible to participate in this Plan for any calendar year shall be those employees of the Company and Participating Subsidiaries who are eligible to participate in the Savings Plan and (i) whose Annual Additions are limited for such year by reason of Section 415 of the Code, based on actual participation in the Savings Plan, or (ii) who are determined by the Committee to be management or highly compensated employees for such year and whose contributions or Compensation taken into account under the Savings Plan are limited for such year by reason of another provision of the Code, based on actual participation in the Savings Plan.

3. Participants. Participants are eligible employees who elect to participate in the Plan, at such time and in such manner prescribed by the Committee, as of the next practicable payroll period by executing and delivering to the Company a Participation and Salary Deferral Agreement, in a form prescribed by the Committee. Participation in the Plan may be discontinued by a Participant at any time, effective as of the next practicable payroll period, by executing and delivering to the Company a revocation of such Participation and Salary Deferral Agreement.
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                                      -2-


     Such revocation shall operate prospectively and shall have no effect on prior deferrals under this Plan. An individual who has previously participated in the Plan shall be considered a Participant for the purposes of the Plan, other than Section (4)(a) and (b) below, until final distribution is made of amounts credited to the individual's accounts under the Plan. An eligible employee who was a participant in the Duracell Inc. Supplemental Cash Balance Plan on December 31, 1998 and, pursuant to section 9.2 of such plan, whose benefit under such plan was transferred to this Plan, shall be a Participant as of January 1, 1999.

4.   Deferrals; Credits to Accounts.

     (a) If any portion of Compensation from the Company which, but for the limitations on contributions or Compensation contained in the provisions of the Code set forth in Section 4(c) below, would be contributed to the Savings Plan as Tax Deferred Savings and/or Taxed Savings for a calendar year, a Participant may defer such Compensation on a pre-tax basis until retirement or later elected date, termination of employment or hardship. These deferred amounts (hereinafter referred to as "Supplemental Savings") will be recorded in an account, entitled the "Supplemental Savings Account," maintained for each Participant on the books of the Company. A Participant shall always be fully vested in amounts credited to the Supplemental Savings Account maintained for such Participant.

     (b) The Company Contribution that would have been made under the Savings Plan in respect of each Participant's Compensation elected to be contributed as Tax Deferred Savings and Taxed Savings for a calendar year, which Compensation is instead deferred pursuant to Section 4(a) above, shall not be made but an equal amount (hereinafter referred to as "Supplemental Company Contributions") shall be recorded by the Company in an account on its books, entitled the "Supplemental Company Contribution Account," maintained for such Participant. Amounts credited to a Participant's Supplemental Company Contribution Account shall become vested at the same time the Participant becomes vested in his Company Contributions under the Savings Plan.

     (c) For the purposes of Section 4(a) above, the applicable provisions of the Code are (i) the Section 415 limitations on Annual Additions, (ii) the Section 402(g) limitation on Tax Deferred Savings, (iii) the
          Section 401(a)(17) limitation on Compensation, and (iv) if and to the extent determined by the Committee for a given year, the Section 401(k) and (m) limitations on contributions by and on behalf of Highly Compensated Employees.

     (d) As of January 1, 1999, there also shall be recorded in a Supplemental Savings Account for each Participant who was a participant in the Duracell Inc. Supplemental Cash Balance Plan on December 31, 1998 and, pursuant to section 9.2 of such plan, whose benefit under such plan was transferred to this
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                                      -3-


          Plan, an amount equal to the "Termination Value" of such Participant's benefit under the Duracell Inc. Supplemental Cash Balance Plan. The Participant shall always be fully vested in the amount credited to the Supplemental Savings Account in accordance with this subsection.

     (e) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, with respect to any Participant who terminates employment within two years of the Change of Control under circumstances entitling the Participant to separation benefits under the Company's Change of Control Severance Program for Key Executives, any of such separation benefits payable to the Participant as salary continuation shall be treated as Compensation under this Plan (and not the Savings Plan), and shall be subject to deferral as Supplemental Savings and to Supplemental Company Contributions pursuant to this
          Section 4.

5.   Additional Credits to Accounts.

     (a) Each Participant, upon electing to participate in the Plan, shall designate the Investment Fund or Funds with respect to which such Participant's Supplemental Savings shall be deemed invested, either on a Participation and Salary Deferral Agreement or in such other manner prescribed by the Committee for such purpose. The election shall specify one or more of the Investment Funds available for investment under the Savings Plan at such time, and shall be in whole percentage increments of each such Investment Fund. A Participant's election shall remain in effect with respect to all future Supplemental Savings made on the Participant's behalf unless and until changed by the Participant in accordance with Section 5(b) below.

          If a Participant fails to make an election hereunder, all Supplemental Savings made on behalf of the Participant shall be deemed invested in the same Investment Fund or Funds in which the Participant's Tax Deferred Savings are invested under the Savings Plan until the Participant makes an election hereunder.

     (b) A Participant may change the Investment Fund or Funds in which future Supplemental Savings are deemed to be invested, at any time by telephonic or electronic instruction to the Recordkeeper. Such change in election shall be effective as of the close of the Business Day on which the Recordkeeper receives such instruction or, if such instruction is received after the close of a Business Day, as of the close of the next following Business Day.

     (c) Amounts recorded in the Supplemental Savings Account maintained for each Participant shall be credited or debited with amounts equivalent to gains or losses realized by the Investment Funds in which the Participant elects to have his Supplemental Savings Account deemed invested from time to time.
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                                      -4-


          Amounts recorded in the Supplemental Company Contribution Account maintained for each Participant shall be credited or debited with amounts equivalent to gains or losses realized by the Gillette Company Stock Fund or, if applicable, the Investment Funds in which the Participant elects to have his Supplemental Company Contribution Account deemed invested from time to time.

     (d) Subject to the limitations set forth in paragraphs (i) through (iv) below, a Participant may elect at any time to have amounts credited to his Accounts under the Plan deemed transferred from any Investment Fund to any of the other Investment Funds, by designating the percentage of the Accounts deemed invested in the transferring Investment Fund to be transferred (in whole percentage increments) and the percentage of such transferred amount to be deemed invested in the receiving Investment Fund or Funds (in whole percentage increments). A separate transfer election may be made with respect to each of the Participant's Supplemental Savings Account and Supplemental Company Contribution Account (if eligible pursuant to paragraph (iii) below). The Participant shall make a transfer election by telephonic or electronic instruction to the Recordkeeper. Such transfer election shall be effective, and the applicable Investment Funds shall be valued for the purpose of implementing such election, as of the close of the Business Day on which the Recordkeeper receives such instruction or, if such instruction is received after the close of a Business Day, as of the close of the next following Business Day. For the purposes of this Section, the value of Participants' accounts deemed invested in the Gillette Company Stock Fund, for any Business Day, shall be based on the 4 p.m. closing price of the common stock of The Gillette Company as reported by the New York Stock Exchange for that Business Day.

          Elections by Participants under this Section 5(d) shall be limited in the following respects:

          (i) The minimum amount that may be deemed transferred from any Investment Fund shall be $250 or, if less, the entire balance of the Participant's Accounts deemed invested in such Investment Fund.

          (ii) Amounts deemed invested in a Stable Value Fund may not be transferred directly to either a Money Market Fund or a Bond Fund, but must first be transferred to either an Asset Allocation Fund, Growth and Income Fund, Growth Fund, International Fund or the Gillette Company Stock Fund and must remain in such Investment Fund for a period of at least 90 days.

          (iii) Elections to transfer amounts credited to Supplemental Company Contribution Accounts from the Gillette Company Stock Fund may be made only by Participants who have attained or will attain age 50 in the year in which the election is made, Participants who have become Totally
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                                      -5-


               and Permanently Disabled, and Participants who have incurred a Termination of Employment on account of Retirement.

          (iv) The Committee may in its discretion limit the number of transfers which may be deemed made to or from any Investment Fund at any time. The Committee also shall have the discretionary right to suspend the availability of deemed transfers among any or all of the Investment Funds at any time without prior notice to Participants.

          The provisions of this Section 5(d) also shall apply to former employees for whom Accounts are maintained under the Plan on or after January 1, 1997.

     (e) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, the Trustee shall have the authority to prescribe alternative investment media in which Participants' accounts under this Plan shall be deemed invested; provided, however, that (i) if Participants retain the right to designate the investment media for deemed investment of their respective accounts, then the investment media selected by the Trustee shall include at least an Equity Index Fund and a Money Market Fund, and (ii) if Participants are no longer entitled to designate the investment media for deemed investment of their respective accounts, then all accounts under this Plan shall automatically be deemed invested in the Money Market Fund pending distribution in accordance with Section 6(d) below.

6.   Payments from Accounts.

     (a) Except as otherwise provided in this Section, no amounts shall be payable under the Plan to any Participant while he is employed by the Company or any Participating Subsidiary. While employed, a Participant may request a payment of amounts credited to the Supplemental Savings Account maintained for such Participant on the basis of an immediate and heavy financial hardship for which no other resources are available to the Participant and following the Participant's withdrawal of all amounts then available for withdrawal from the Savings Plan. Such request shall be subject to the approval of the Committee or its delegate. Unless an election is made in accordance with Section 6(b) or (c) below or unless Section 6(d) below applies, all vested amounts credited to a Participant's accounts under the Plan shall be paid in a single lump sum as soon as practicable following the termination of the Participant's employment with the Company and all Participating Subsidiaries, valued as of the close of such termination date.

     (b) A Participant may elect to defer payment of his accounts under the Plan to any date subsequent to the date of the Participant's termination of employment with the Company and all Participating Subsidiaries, but not later than April 1 of the calendar year following the calendar year in which the Participant attains age
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                                      -6-


          70-1/2, provided (i) the Participant's termination of employment is on account of retirement or total and permanent disability (such terms having the same meanings as used under the Savings Plan), (ii) the value of the Participant's vested account balance under the Plan as of the close of the date of termination is at least $25,000, and (iii) the Participant's deferral election is made at least twelve months prior to the date of such termination. Such deferred payment shall be valued as of the close of the elected payment date (or the next following business day), and shall be made in a single lump sum as soon as practicable thereafter. Pending final distribution, the Participant's accounts shall continue to be credited or debited with amounts equivalent to gains and losses realized by the Investment Funds in which the Participant's Accounts are deemed invested from time to time.

     (c) A Participant may elect to receive payment of his accounts under the Plan in the form of annual installments of from two to ten years commencing in the calendar year following the year of the Participant's termination of employment with the Company and all Participating Subsidiaries, provided (i) the Participant's termination of employment is on account of retirement or total and permanent disability (such terms having the same meanings as used under the Savings Plan), (ii) the value of the Participant's vested account balance under the Plan as of the close of the date of termination is at least $25,000, and (iii) the Participant's installment payment election is made at least twelve months prior to the date of such termination. Each installment payment shall be valued as of the close of the first business day in January of the year of commencement and each year thereafter, and shall be paid as soon as practicable thereafter. Pending final distribution, the remaining balance in the Participant's accounts shall continue to be credited or debited with amounts equivalent to gains and losses realized by the Investment Funds in which the Participant's Accounts are deemed invested from time to time.

     (d) Prior to the occurrence of a Change of Control, in accordance with rules prescribed by the Committee, a Participant making a deferral election pursuant to Section 6(b) above or an installment election pursuant to Section 6(c) above may provide for the revocation of such deferral or installment election in the event of a Change of Control and for the payment by the Company of the Participant's accounts under the Plan as soon as practicable following the Change of Control.

          In the event of a Change of Control, upon the termination of this Plan or the Savings Plan or the amendment to this Plan or the Savings Plan which amendment adversely affects the rights and benefits of Participants, all unvested accounts under this Plan shall vest. Notwithstanding anything contained in this Section 6 to the contrary, in the event of a Change of Control, each Participant's vested accounts shall be paid in accordance with his deferral or installment payment election in force, or if no payment election has been
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                                      -7-


          made prior to the Change of Control, as soon as practicable following the Participant's termination of employment, unless the Participant has provided in his payment election for its revocation upon a Change of Control in which event payment of the Participant's vested accounts shall be paid as soon as practicable following the Change of Control.

     (e) In the event of the death of a Participant, whether or not then employed by the Company or a Participating Subsidiary, all amounts credited to the Participant's accounts under the Plan shall vest and shall be paid to the Participant's estate in a single lump sum valued as of the close of the date of death.

     (f) All determinations of value of Participants' accounts under the Plan shall be made in accordance with the relevant provisions of the Savings Plan, except that determinations of value of Participants' accounts deemed invested in the Gillette Company Stock Fund, for any Business Day, shall be based on the 4 p.m. closing price of the common stock of The Gillette Company as reported by the New York Stock Exchange for that Business Day.

     (g) All payments under the Plan shall be subject to any required withholding of Federal, state and local taxes.

7. Source of Payments. All amounts payable under the Plan shall be paid by the Company and Participating Subsidiaries from their general assets. Notwithstanding the maintenance of records on its books as described in
     Section 4 above, no Participant shall have any right to or interest in any assets of the Company or any Participating Subsidiary other than as an unsecured general creditor, and no separate fund shall be established in which any Participant has any right or interest. The foregoing shall not prevent the Company or any Subsidiary from establishing a fund from which to satisfy its payment obligations under the Plan.

8. Plan Amendment and Termination. The Plan may be amended or terminated by the Company at any time and in any manner prior to the happening of any event in connection with or in anticipation of a Change of Control that actually occurs, provided that no amendment or termination shall adversely affect the rights and benefits of Participants with respect to Compensation deferred or deducted pursuant to the Plan prior to such action. After the happening of any event in connection with or in anticipation of a Change of Control that actually occurs: (a) no amendment shall be made which adversely affects the rights and benefits of Participants with respect to Compensation deferred or deducted or benefits accrued pursuant to the Plan prior to such amendment; (b) the Plan may not be terminated or amended in a manner to provide less favorable prospective benefits unless all benefits under this Plan which are unvested become immediately vested; and (c) no amendment may be made with respect to any provision of the Plan which becomes operative upon a Change of Control.
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                                      -8-


9. No Right of Employment. The adoption and operation of this Plan shall not create in any Participant a right of continued employment with the Company or any Subsidiary.

10. Administration. The Plan shall be administered by the Savings Plan Committee appointed by the Board of Directors of the Company (the "Committee"), which shall have the discretionary power and authority to construe and interpret the provisions of the Plan, to determine the eligibility of employees to participate in the Plan and the amount and timing of payment of any benefits due under the Plan, and to determine all other matters in carrying out the intended purposes of the Plan. In administering this Plan, including but not limited to considering appeals from the denial of claims for benefits and issuing decisions thereon, rules and procedures substantially similar to those set forth in the Savings Plan shall govern.

11. No Assignment of Interest. The interest of any Participant under the Plan may not be assigned, alienated, encumbered or otherwise transferred, and shall not be subject to attachment, garnishment, execution or levy; and any attempted assignment, alienation, encumbrance, transfer, attachment, garnishment, execution or levy shall be void and of no force or effect.

12. Construction of Terms. Except as expressly provided in this Plan to the contrary, capitalized terms referenced herein shall have the same meanings as are applied to such terms in the Savings Plan as in effect from time to time.


                                    THE GILLETTE COMPANY



Date: October 28, 1996              By: /s/ Robert E. DiCenso
      --------------------              -------------------------------------
                                        Robert E. DiCenso
                                        Senior Vice President - Personnel  and
                                        Administration

                                    [Reflects amendments executed April 30,
                                    1998, August 21, 1998, December 30, 1999 and
                                    July 10, 2001]